QUESTIONS AND ANSWERS ABOUT THE CONVERSION AND STOCK OFFERING




                      [American Bancorp of New Jersey, Inc.
                                      Logo]







THESE SECURITIES ARE NOT DEPOSITS OR SAVINGS ACCOUNTS AND ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

THE CONVERSION AND STOCK OFFERING

The Boards of Directors of American Bank of New Jersey, ASB Holding Company and American Savings, MHC (the "MHC") unanimously adopted a Plan of Conversion and Reorganization (the "Plan") to convert the MHC to stock form and reorganize American Bank of New Jersey as a wholly-owned subsidiary of a newly-formed corporation named American Bancorp of New Jersey, Inc. (the "Conversion").

This brochure answers some of the most frequently asked questions about the Conversion and about your opportunity to invest in American Bancorp of New Jersey, Inc., the newly formed company that will serve as the holding company for American Bank of New Jersey following the Conversion.

Investment in shares of common stock of American Bancorp of New Jersey, Inc. involves certain risks. For a discussion of these risks and a complete description of the stock offering, investors are urged to read the accompanying Prospectus, especially the discussion under the heading "Risk Factors."

WHY IS AMERICAN SAVINGS, MHC CONVERTING TO STOCK FORM?
--------------------------------------------------------------------------------
The primary reasons for the Conversion are because we believe it will (i) better position us to remain viable and thrive as a full service community bank, (ii) assist us to continue building shareholder value by providing additional liquidity for our common stock, (iii) reduce our interest rate risk due to significant growth in our equity capital as a result of the Conversion, (iv) help us support and rebuild our net interest margin which underwent significant compression due to historical interest rate lows of recent years, (v) permit us to pursue growth and diversification strategies while maintaining capital ratios well above regulatory requirements and (vi) provide us easier access to the capital markets as a full stock corporation through greater access to debt and equity offerings.

WILL THE CONVERSION AFFECT ANY OF MY DEPOSIT ACCOUNTS OR LOANS?
--------------------------------------------------------------------------------
No. The Conversion will not affect the balance or terms of any savings account or loan, and your deposits will continue to be federally insured by the Federal Deposit Insurance Corporation to the maximum legal limit. Your savings account is not being converted to stock.

SHOULD I VOTE?
--------------------------------------------------------------------------------
Yes. Your vote is very important! We urge you to vote in favor of the Conversion.

PLEASE VOTE, SIGN AND RETURN ALL PROXY CARDS AT YOUR EARLIEST CONVENIENCE!

Should you choose to attend the Special Meeting of Members and/or the Special Meeting of Stockholders and decide to change your vote, you may do so by revoking your proxy.

WHY DID I GET SEVERAL PROXY CARDS?
--------------------------------------------------------------------------------
If you have more than one account, you could receive more than one proxy card for the MHC's Special Meeting of Members, depending on the ownership structure of your accounts. If you own shares of common stock of ASB Holding Company in more than one account, you could receive more than one proxy card for the Special Meeting of Stockholders. Please vote, sign and return all cards you receive.

WHO IS ELIGIBLE TO PURCHASE STOCK IN THE OFFERING?
--------------------------------------------------------------------------------
Depositors and borrowers of American Bank of New Jersey as of certain dates and the Bank's Employee Stock Ownership Plan are eligible to purchase stock in the subscription offering, subject to the priorities described in the Prospectus.

Shares not sold in the subscription offering, if any, will be offered first to certain members of the general public in a community offering, with preference first given to existing stockholders of ASB Holding Company and then to persons who reside in Essex County, New Jersey. Then, to the extent any shares remain, shares will be offered to the general public in a syndicated community offering.

HOW MUCH STOCK IS BEING OFFERED AND AT WHAT PRICE?
--------------------------------------------------------------------------------
American Bancorp of New Jersey, Inc. is offering up to 8,625,000 shares of common stock, subject to adjustment up to 9,918,750 shares, at a price of $10.00 per share . In addition, American Bancorp of New Jersey, Inc. will issue up to 3,696,428 shares of common stock, subject to adjustment up to 4,250,892 shares, in exchange for outstanding shares of ASB Holding Company.

I AM AN  EXISTING  STOCKHOLDER  OF ASB  HOLDING  COMPANY.  HOW  WILL MY STOCK BE
TREATED?
--------------------------------------------------------------------------------
The outstanding shares of ASB Holding Company common stock held by persons other than American Savings, MHC will be exchanged for shares of common stock of American Bancorp of New Jersey, Inc. Depending upon how many shares are sold, each share will be converted in accordance with an exchange ratio into 1.6396 to
2.55102 shares of American Bancorp of New Jersey, Inc. common stock.

HOW MUCH STOCK MAY I BUY?
--------------------------------------------------------------------------------
The minimum order is 25 shares. No person may purchase more than 150,000 shares of common stock. No person with associates or persons acting in concert may purchase more than 200,000 shares of common stock. If you are now an ASB Holding Company stockholder, the shares of American Bancorp of New Jersey, Inc. common stock that you receive in the exchange for your shares of ASB Holding Company common stock, in accordance with the exchange ratio, will count against the above maximum purchase limitations.

DO I HAVE TO BUY STOCK?
--------------------------------------------------------------------------------
No one is required to buy shares in the offering. However, if you are now an ASB Holding Company stockholder, your shares will automatically be exchanged for shares of American Bancorp of New Jersey, Inc. in accordance with the exchange ratio.

HOW DO I ORDER STOCK?
--------------------------------------------------------------------------------
You must complete the enclosed Stock Order and Certification Form. Instructions for completing your Stock Order and Certification Form are contained in this packet. Your order must be received by 12:00 noon, eastern time, on September __, 2005.

HOW DO I PAY FOR THE STOCK I ORDER?
--------------------------------------------------------------------------------
You may pay by check, cash or money order. Interest will be paid by American Bank of New Jersey on these funds at the current passbook savings rate from the day the funds are received until the completion or termination of the Conversion. You may also authorize us to withdraw funds from your American Bank of New Jersey account or certificate of deposit in the amount you specify. You will not have access to these funds from the day we receive your order until completion or termination of the Conversion. American Bank of New Jersey will waive any early withdrawal penalties on certificate accounts used to purchase stock.

CAN I PURCHASE STOCK USING FUNDS IN MY AMERICAN BANK OF NEW JERSEY IRA ACCOUNT?
--------------------------------------------------------------------------------
Federal regulations do not permit the purchase of common stock in connection with the stock issuance from your existing American Bank of New Jersey IRA account. To use the funds in your American Bank of New Jersey IRA account for the purchase of American Bancorp of New Jersey, Inc. common stock, you must execute a trustee-to-trustee transfer with a self-directed IRA provider. Please contact your broker or self-directed IRA provider as soon as possible if you want to explore this option.

WILL THE STOCK BE INSURED?
--------------------------------------------------------------------------------
No. Like any other stock, American Bancorp of New Jersey, Inc.'s shares of common stock will not be insured.

WILL DIVIDENDS BE PAID ON THE STOCK?
--------------------------------------------------------------------------------
American Bancorp of New Jersey, Inc. intends to pay a regular quarterly dividend, however, there can be no assurance as to the precise amount of the dividend. The payment of a dividend will depend on a number of factors including our capital requirements, our financial condition and results of operations, tax considerations, statutory and regulatory limitations, and general economic conditions. No assurance can be given that we will pay dividends in the future.

HOW WILL THE STOCK BE TRADED?
--------------------------------------------------------------------------------
We have applied for approval from Nasdaq to have American Bancorp of New Jersey, Inc.'s common stock quoted on the Nasdaq National Market under the symbol "ABNJ."

DO I HAVE TO PAY A COMMISSION?
--------------------------------------------------------------------------------
No. You will not be charged a commission or fee on the purchase of shares of common stock in the Conversion.

FOR ADDITIONAL INFORMATION, YOU MAY CALL OUR STOCK INFORMATION CENTER.

--------------------------------------------------------------------------------

                      American Bancorp of New Jersey, Inc.
                                STOCK INFORMATION
                                     CENTER
                                365 Broad Street
                              Bloomfield, NJ 07003
                                (973) ____-_____
                     Monday - Friday - 9:00 a.m. - 5:00 p.m.

--------------------------------------------------------------------------------

                      [American Bancorp of New Jersey logo]



Dear Friend of American Bank of New Jersey:

We are pleased to announce that American Savings, MHC is converting to stock form and American Bank of New Jersey is reorganizing as a wholly-owned subsidiary of American Bancorp of New Jersey, Inc., a newly-formed stock holding company incorporated under New Jersey law. In conjunction with the conversion, American Bancorp of New Jersey, Inc. is offering shares of its common stock in a subscription offering to certain depositors and/or borrowers of American Bank of New Jersey. The shares being offered represent the 70% ownership interest in ASB Holding Company currently owned by American Savings, MHC, its mutual holding company parent. The remaining 30% ownership interest in ASB Holding Company is owned by the public and will be automatically exchanged for shares of American Bancorp of New Jersey, Inc.'s common stock in accordance with an exchange ratio which is dependent upon the number of shares American Bancorp of New Jersey, Inc. sells in this offering.

As a former American Bank of New Jersey depositor, you have non-transferable rights to subscribe for shares of American Bancorp of New Jersey, Inc. We are sending you the following materials that describe the stock offering. Please read these materials carefully before you submit a Stock Order and Certification Form.

     >> PROSPECTUS: This document provides information about our operations and the conversion and stock offering.

     >> STOCK ORDER AND CERTIFICATION FORM: This form is used to purchase stock by returning it with your payment in the enclosed business reply envelope. The deadline for ordering stock is 12:00 noon, eastern time, on September __, 2005.

Should you have questions regarding the conversion and stock offering, please call the Stock Information Center at (973) ___-____ or stop by the Stock Information Center located at 365 Broad Street, Bloomfield, New Jersey, Monday through Friday between 9:00 a.m. and 5:00 p.m.

Sincerely,




Joseph Kliminski                           Fred G. Kowal
Chief Executive Officer                    President and Chief Operating Officer



THESE SECURITIES ARE NOT DEPOSITS OR SAVINGS ACCOUNTS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

                      [American Bancorp of New Jersey logo]


Dear American Bank of New Jersey Depositor and/or Borrower:

We are pleased to announce that American Savings, MHC is converting to stock form and American Bank of New Jersey is reorganizing as a wholly-owned subsidiary of American Bancorp of New Jersey, Inc., a newly-formed stock holding company incorporated under New Jersey law. In conjunction with the conversion, American Bancorp of New Jersey, Inc. is offering shares of its common stock in a subscription offering to certain depositors and/or borrowers of American Bank of New Jersey. The shares being offered represent the 70% ownership interest in ASB Holding Company currently owned by American Savings, MHC, its mutual holding company parent. The remaining 30% ownership interest in ASB Holding Company is owned by the public and will be automatically exchanged for shares of American Bancorp of New Jersey, Inc.'s common stock in accordance with an exchange ratio which is dependent upon the number of shares American Bancorp of New Jersey, Inc. sells in this offering.

To accomplish the conversion, we need your participation in an important vote. On behalf of the Board of Directors, we ask that you read the enclosed proxy statement and vote in favor of the conversion. The Plan of Conversion and reorganizationhas been approved by the Office of Thrift Supervision and now must be approved by you. OTS approval does not constitute a recommendation or endorsement. YOUR VOTE IS VERY IMPORTANT.

The enclosed proxy card should be signed, voted and returned to us prior to the special meeting on September __, 2005. Please take a moment to sign and vote your proxy card TODAY and return it to us in the postage-paid envelope provided. FAILURE TO VOTE HAS THE SAME EFFECT AS VOTING AGAINST THE PLAN OF CONVERSION.

Our Board of Directors believes that the conversion is in the best interests of American Bank of New Jersey. Please remember:

>> Your deposit accounts at American Bank of New Jersey will continue to be insured up to the maximum legal limit by the Federal Deposit Insurance Corporation.

>> There will be no change in the balance, interest rate, or maturity of any deposit accounts or loansbecause of the conversion.

As an American Bank of New Jersey depositor and/or borrower, you have non-transferable rights to subscribe for shares of American Bancorp of New Jersey, Inc. We are sending you the following materials that describe the stock offering. Please read these materials carefully before you submit a Stock Order and Certification Form.

     >> PROSPECTUS: This document provides information about our operations and the conversion and stock offering.

     >> STOCK ORDER AND CERTIFICATION FORM: This form is used to purchase stock by returning it with your payment in the enclosed business reply envelope. The deadline for ordering stock is 12:00 noon, eastern time, on September __, 2005.

Should you have questions regarding the conversion and stock offering, please call the Stock Information Center at (973) ___-____ or stop by the Stock Information Center located at 365 Broad Street, Bloomfield, New Jersey, Monday through Friday between 9:00 a.m. and 5:00 p.m.

Sincerely,




Joseph Kliminski                           Fred G. Kowal
Chief Executive Officer                    President and Chief Operating Officer


THESE SECURITIES ARE NOT DEPOSITS OR SAVINGS ACCOUNTS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

                      [American Bancorp of New Jersey logo]



Dear Prospective Investor:

We are pleased to announce that American Savings, MHC is converting to stock form and American Bank of New Jersey is reorganizing as a wholly-owned subsidiary of American Bancorp of New Jersey, Inc., a newly-formed stock holding company incorporated under New Jersey law. In conjunction with the conversion, American Bancorp of New Jersey, Inc. is offering shares of its common stock in a subscription offering to certain depositors and/or borrowers of American Bank of New Jersey. The shares being offered represent the 70% ownership interest in ASB Holding Company currently owned by American Savings, MHC, its mutual holding company parent. The remaining 30% ownership interest in ASB Holding Company is owned by the public and will be automatically exchanged for shares of American Bancorp of New Jersey, Inc.'s common stock in accordance with an exchange ratio which is dependent upon the number of shares American Bancorp of New Jersey, Inc. sells in this offering.

We have enclosed the following materials. Please read and review these materials carefully before submitting a Stock Order and Certification Form.

>> PROSPECTUS: This document provides information about our operations and the proposed stock offering.

>> STOCK ORDER AND CERTIFICATION FORM: This form is used to purchase stock by returning it with your payment in the enclosed business reply envelope. The deadline for ordering stock is 12:00 noon, eastern time, on September __, 2005, unless extended.

Through this offering you have the opportunity to buy stock directly from American Bancorp of New Jersey, Inc., without paying a commission or fee.

Should you have additional questions regarding the conversion and stock offering, please call the Stock Information Center at (973) ___-____ or stop by the Stock Information Center located at 365 Broad Street, Bloomfield, New Jersey, Monday through Friday between 9:00 a.m. and 5:00 p.m.

Sincerely,



Joseph Kliminski                           Fred G. Kowal
Chief Executive Officer                    President and Chief Operating Officer


THESE SECURITIES ARE NOT DEPOSITS OR SAVINGS ACCOUNTS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

                           [ASB Holding Company logo]


Dear ASB Holding Company Stockholder:

We are pleased to announce that the Board of Directors has approved a Plan of Conversion and Reorganization under which American Savings, MHC will convert to stock form and the 30% ownership interest in ASB Holding Company that is owned by the public will be automatically exchanged for shares of common stock of American Bancorp of New Jersey, Inc., a newly formed stock holding company incorporated under New Jersey law. The exchange will be done in accordance with an exchange ratio which is dependent upon the number of shares American Bancorp of New Jersey, Inc. sells in its stock offering. In conjunction with the conversion, American Bancorp of New Jersey, Inc. is offering shares of its common stock in a subscription offering to certain depositors and/or borrowers of American Bank of New Jersey. The shares being offered represent the 70% ownership interest in ASB Holding Company currently owned by American Savings, MHC, its mutual holding company parent. Upon completion of the conversion and stock offering, American Bancorp of New Jersey, Inc. will be 100% owned by the public, and American Bank of New Jersey will be its wholly-owned subsidiary.

To accomplish the conversion, we need your participation in an important stockholder vote. On behalf of the Board of Directors, we ask that you read the enclosed proxy statement and vote in favor of the conversion. The Plan of Conversion and Reorganization has been approved by the Office of Thrift Supervision and now must be approved by you. OTS approval does not constitute a recommendation or endorsement. YOUR VOTE IS VERY IMPORTANT.

The enclosed proxy card should be signed, voted and returned to us prior to the special meeting on September __, 2005. Please take a moment to sign and vote your proxy card TODAY and return it to us in the postage-paid envelope provided. FAILURE TO VOTE HAS THE SAME EFFECT AS VOTING AGAINST THE PLAN OF CONVERSION AND REORGANIZATION.

Our Board of Directors believes that the conversion is in the best interests of the stockholders as well as American Bank of New Jersey. If you are a depositor or borrower of American Bank of New Jersey, please be assured that your deposit accounts at American Bank of New Jersey will continue to be insured up to the maximum legal limit by the Federal Deposit Insurance Corporation and there will be no change in the balance, interest rate, or maturity of any deposit or loan accounts because of the conversion.

Should you have questions regarding the conversion and stock offering, please call the Stock Information Center at (973) ___-____ or stop by the Stock Information Center located at 365 Broad Street, Bloomfield, New Jersey, Monday through Friday between 9:00 a.m. and 5:00 p.m.

Sincerely,




Joseph Kliminski                           Fred G. Kowal
Chief Executive Officer                    President and Chief Operating Officer


THESE SECURITIES ARE NOT DEPOSITS OR SAVINGS ACCOUNTS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

[LOGO]    KEEFE,  BRUYETTE & Woods
          Specialists in Financial Services


To Depositors and Friends
Of American Bank of New Jersey

--------------------------------------------------------------------------------

Keefe, Bruyette & Woods, Inc., a member of the National Association of Securities Dealers, Inc., is assisting American Bancorp of New Jersey, Inc. in offering shares of its common stock.

At the request of American Bancorp of New Jersey, Inc., we are enclosing materials for this offering, including a prospectus and a stock order form. An opportunity to order shares of American Bancorp of New Jersey, Inc. common stock is being offered to customers of American Bank of New Jersey and various other persons until 12:00 noon, eastern time, on September __, 2005. Please read the enclosed offering materials carefully, including the prospectus, for a complete description of the stock offering. American Bancorp of New Jersey, Inc. has asked us to forward these documents to you in view of certain requirements of the securities laws in your state.

If you have any questions, please call our Stock Information Center at (973) ___-____ or visit the Stock Information Center located at 365 Broad Street, Bloomfield, New Jersey, Monday through Friday between 9:00 a.m. and 5:00 p.m.

Very truly yours,



Keefe, Bruyette & Woods, Inc.



These  securities  are not  deposits or savings  accounts and are not insured or
guaranteed  by  the  Federal   Insurance   Deposit   Corporation  or  any  other
governmental agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

===============================================================================================================
                     [Logo w/ American Bank of New Jersey]

                              PLEASE VOTE TODAY...

We recently sent you a proxy statement and related materials regarding a proposal to convert American Savings, MHC to stock form and reorganize American Bank of New
            Jersey as a subsidiary of a newly-formed holding company.

             Your vote on the Plan of Conversion and Reorganization
                           has not yet been received.

 Voting for the Conversion does not obligate you to purchase stock and will not affect your accounts or loans at American Bank of New Jersey or your FDIC insurance.

          Not returning your proxy cards has the same effect as voting
                            "against" the conversion.

  Your Board of Directors unanimously recommends a vote "FOR" the conversion.

                         Your Vote Is Important To Us!
                         -----------------------------
Please vote and sign the enclosed proxy card and return it in the postage-paid envelope provided TODAY! If you received more than one proxy card, please be sure to vote, sign and return all cards you received.

Thank you,


Joseph Kliminski                                        Fred G. Kowal
Chief Executive Officer                                  President and Chief Operating Officer

If you have already mailed your proxy card(s), please accept our thanks and disregard this notice.
                 For further information call (973) ___ - ____.


===============================================================================================================

THE SECURITIES ARE NOT DEPOSITS OR SAVINGS ACCOUNTS AND ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT
 INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN
      OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.



===============================================================================================================

                    [American Bank of New Jersey Bank Logo]

                              PLEASE VOTE TODAY...

We recently sent you a proxy statement and related materials regarding a proposal to convert
American Savings, MHC to stock form and reorganize American Bank of New Jersey as a subsidiary of a newly-formed holding company.

Your vote on the Plan of Conversion and Reorganization has not yet been received.

Voting for the conversion does not obligate you to purchase stock and will not affect your accounts or loans at American Bank of New Jersey or your FDIC insurance.

Not returning your proxy cards has the same effect as voting "against" the conversion.

  Your Board of Directors unanimously recommends a vote "FOR" the conversion.

                      Our Reasons for the Corporate Change
                      ------------------------------------
-    To  better  position  us to remain  viable  and  thrive as a full  services community bank
-    To continue to build  shareholder value by providing  additional  liquidity for our common stock
-    To reduce our interest  rate risk due to  significant  growth in our equity capital
-    To help us support and rebuild our net  interest  margin,  which  underwent significant  compression  due to  historical  interest  rate lows of recent years
-    To  permit  us  to  pursue  growth  and  diversification  strategies  while maintaining capital ratios well above regulatory requirements
-    To  provide  us  easier  access  to the  capital  markets  as a full  stock corporation though greater access to debt and equity offerings

                         Your Vote Is Important To Us!
                         -----------------------------
 Please vote and sign the enclosed proxy card and return it in the postage-paid envelope provided TODAY! If you received more than one proxy card, please be sure to vote, sign and return all cards you received.

Thank you,

Joseph Kliminski                                        Fred G. Kowal
Chief Executive Officer                                  President and Chief Operating Officer

If you have already mailed your proxy card(s), please accept our thanks and disregard this notice.
                  For further information call (973) ___-____.

===============================================================================================================

THE SECURITIES ARE NOT DEPOSITS OR SAVINGS ACCOUNTS AND ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT
 INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN
      OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.
